Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended June 30, 2016 Earnings
Houston, Texas — August 3, 2016 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended June 30, 2016 and provided an operational update.
Highlights include:

•	Produced 49,507 Boepd in the second quarter of 2016.

•	Completed and placed on production 13 gross (8.7 net) operated wells in the second quarter of 2016. As of June 30, 2016, the Company had 83 gross operated wells waiting on completion.

•
Total capital expenditures (“CapEx”) were $131.3 million for the three months ended June 30, 2016, a 23% decrease from the second quarter of 2015. CapEx was $219.2 million for the six months ended June 30, 2016, in line with the Company’s 2016 CapEx plan.

•	Reduced lease operating expenses (“LOE”) per barrel of oil equivalent (“Boe”) to $7.00, a 15% decrease from the second quarter of 2015.

•
Net cash provided by operating activities was $91.4 million for the three months ended June 30, 2016. Adjusted EBITDA for the Company was $132.2 million in the second quarter of 2016. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

•
Income before income taxes for midstream services (“OMS”) increased to $18.0 million in the second quarter of 2016, a 19% increase from the first quarter of 2016. OMS Adjusted EBITDA was $19.6 million in the second quarter of 2016.

“Oasis delivered another strong quarter with production remaining basically flat for the seventh consecutive quarter in a row,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “We are now increasing our full year production guidance to 48,500 to 49,500 Boepd. We finished our scheduled completion program in Indian Hills during the second quarter and began completing wells in Wild Basin at the end of the quarter. Our infrastructure project in Wild Basin continues to be developed on budget, and we continue to expect the project to be fully operational this fall.”

Mr. Nusz added, “The team has further reduced our cost structure, driving down our current well costs from $6.5 million to $5.9 million and LOE from $7.84 per Boe for the year 2015 to $6.89 per Boe for the first six months of 2016. We believe that well costs still have a bias downward through further efficiency gains by the team, and we are lowering our full year LOE guidance to $6.75 to $7.50 per Boe. Our continually improved capital and operational efficiency coupled with our strong well performance in our core acreage continues to improve the trajectory of returns for Oasis. As a result, we now plan to complete 53 gross (34.3 net) wells in 2016, while continuing to operate two rigs and one frac spread and remaining within our original guidance of $200 million of drilling and completion capital. Lastly, we further reduced borrowings under our revolver from $65 million at the end of the first quarter of 2016 to $35 million at the end of the second quarter of 2016.”

Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	6/30/2016	3/31/2016	6/30/2015
Production data:
Oil (Bopd)	41,176	42,525	44,043
Natural gas (MMcfpd)	49,983	46,740	37,306
Total production (Boepd)	49,507	50,315	50,261
Percent Oil	83%	85%	88%
Average sales prices:
Oil, without derivative settlements (per Bbl)	$40.81	$28.74	$52.04
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) (per Bbl)	4.85	4.85	5.90
Oil, with derivative settlements (per Bbl)(1)(2)	48.94	47.68	78.01
Derivative settlements - net cash receipts (in millions)(2)	30.5	73.3	104.1
Natural gas (per Mcf)(3)	1.42	1.44	1.63
Revenues ($ in millions):
Oil	$152.9	$111.2	$208.6
Natural gas	6.4	6.1	5.5
Well services (“OWS”)	12.8	6.0	9.2
OMS	6.9	7.0	6.7
Total revenues	$179.0	$130.3	$230.0
OWS and OMS operating expenses ($ in millions):
OWS	$7.1	$2.7	$5.3
OMS	1.7	1.7	2.1
Select operating expenses:
LOE ($ per Boe)	$7.00	$6.78	$8.26
MT&G ($ per Boe)(4)	1.55	1.60	1.68
DD&A ($ per Boe)	27.19	26.74	26.07
Exploration and production (“E&P”) general and administrative expenses (“G&A”) ($ per Boe)	3.93	4.61	4.34
Production taxes (% of oil and gas revenue)	9.0%	9.2%	9.6%

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances.

G&A totaled $21.9 million in the second quarter of 2016, $21.5 million in the second quarter of 2015 and $24.4 million in the first quarter of 2016. Amortization of stock-based compensation, which is included in G&A, was $6.2 million, or $1.39 per Boe, in the second quarter of 2016 as compared to $6.1 million, or $1.32 per Boe, in the second quarter of 2015 and $6.7 million, or $1.47 per Boe, in the first quarter of 2016. G&A for the Company’s E&P segment totaled $17.7 million in the second quarter of 2016, $19.8 million in the second quarter of 2015 and $21.1 million in the first quarter of 2016.
Interest expense was $35.0 million for the second quarter of 2016 compared to $37.4 million for the second quarter of 2015 and $38.7 million for the first quarter of 2016. Capitalized interest totaled $4.8 million for the second quarter of 2016, $4.9 million for the second quarter of 2015 and $4.5 million for the first quarter of 2016. Cash Interest totaled $37.8 million for the second quarter of 2016, $39.9 million for the second quarter of 2015 and $39.3 million for the first quarter of 2016. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.

For the three months ended June 30, 2016, the Company recorded an income tax benefit of $52.5 million, resulting in a 36.9% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax benefit of $27.6 million, resulting in a 30.0% effective tax rate as a percentage of its pre-tax income for the three months ended March 31, 2016.
For the second quarter of 2016, the Company reported a net loss of $89.9 million, or $0.51 per diluted share, as compared to a net loss of $53.2 million, or $0.39 per diluted share, for the second quarter of 2015. Excluding certain non-cash and non-recurring items and their tax effect, Adjusted Net Loss (non-GAAP) was $19.4 million, or $0.11 per diluted share, in the second quarter of 2016, compared to Adjusted Net Income of $52.0 million, or $0.38 per diluted share, in the second quarter of 2015. For a definition of Adjusted Net Income (Loss) and a reconciliation of net income (loss) to Adjusted Net Income (Loss), see “Non-GAAP Financial Measures” below.
Adjusted EBITDA for the second quarter of 2016 was $132.2 million. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2016	2Q 2016	YTD 2016
CapEx ($ in thousands):
E&P	$47,734	$73,125	$120,859
OMS	35,039	52,843	87,882
OWS	650	—	650
Other(1)	4,532	5,320	9,852
Total CapEx(2)	$87,955	$131,288	$219,243

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

Liquidity
In April 2016, the Company repurchased an aggregate principal amount of $46.8 million of its outstanding senior unsecured notes for an aggregate cost of $34.6 million, including accrued interest and fees. For the three months ended June 30, 2016, the Company recognized a pre-tax gain of $11.6 million related to these repurchases, which was net of the $0.5 million write-off of unamortized deferred financing costs.
As of June 30, 2016, Oasis had total cash and cash equivalents of $6.5 million. In addition, Oasis had $35.0 million of borrowings and $14.2 million of outstanding letters of credit issued under its revolving credit facility, resulting in an unused borrowing base capacity of $1,100.8 million as of June 30, 2016.
Hedging Activity
As of August 3, 2016, the Company had the following outstanding commodity derivative contracts, all of which are priced off of WTI and settle monthly:

	Weighted Average Prices ($/Bbl)
Type	Sub-Floor	Floor	Ceiling	BOPD
2016 Swaps
Second Half (July - Dec)		$49.15	$49.15	32,000
2017 Swaps
Full Year Swaps		$47.68	$47.68	10,000
First Half (Jan - June)		$45.00	$45.00	2,000
2017 Collars
Full Year Two-way Collars		$40.00	$47.58	2,000
Full Year Three-way Collars	$30.00	$45.00	$60.11	5,000

The June 2016 contracts settled at $3.2 million and will be included in the Company’s third quarter 2016 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Thursday, August 4, 2016
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	9978735
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, August 11, 2016 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10090445
The conference call will also be available for replay at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30, 2016	December 31, 2015
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$6,475	$9,730
Accounts receivable — oil and gas revenues	109,121	96,495
Accounts receivable — joint interest and other	81,291	100,914
Inventory	9,018	11,072
Prepaid expenses	5,838	7,328
Derivative instruments	10,330	139,697
Other current assets	4,164	50
Total current assets	226,237	365,286
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,402,648	6,284,401
Other property and equipment	536,462	443,265
Less: accumulated depreciation, depletion, amortization and impairment	(1,752,376)	(1,509,424)
Total property, plant and equipment, net	5,186,734	5,218,242
Assets held for sale	—	26,728
Derivative instruments	64	15,776
Other assets	22,504	23,343
Total assets	$5,435,539	$5,649,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,357	$9,983
Revenues and production taxes payable	138,451	132,356
Accrued liabilities	128,284	167,669
Accrued interest payable	47,671	49,413
Derivative instruments	20,891	—
Advances from joint interest partners	5,416	4,647
Other current liabilities	15,001	6,500
Total current liabilities	366,071	370,568
Long-term debt	2,127,361	2,302,584
Deferred income taxes	528,028	608,155
Asset retirement obligations	36,390	35,338
Liabilities held for sale	—	10,228
Derivative instruments	14,291	—
Other liabilities	3,043	3,160
Total liabilities	3,075,184	3,330,033
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 and 300,000,000 shares authorized at June 30, 2016 and December 31, 2015, respectively; 181,200,581 shares issued and 180,399,060 shares outstanding at June 30, 2016 and 139,583,990 shares issued and 139,076,064 shares outstanding at December 31, 2015	1,777	1,376
Treasury stock, at cost: 801,521 and 507,926 shares at June 30, 2016 and December 31, 2015, respectively	(15,140)	(13,620)
Additional paid-in capital	1,693,583	1,497,065
Retained earnings	680,135	834,521
Total stockholders’ equity	2,360,355	2,319,342
Total liabilities and stockholders’ equity	$5,435,539	$5,649,375

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$159,337	$214,110	$276,652	$387,969
Well services and midstream revenues	19,743	15,936	32,711	22,464
Total revenues	179,080	230,046	309,363	410,433
Operating expenses
Lease operating expenses	31,523	37,761	62,587	76,886
Well services and midstream operating expenses	8,875	7,395	13,264	9,347
Marketing, transportation and gathering expenses	6,491	7,570	15,043	14,848
Production taxes	14,367	20,618	25,120	37,239
Depreciation, depletion and amortization	122,488	119,218	244,937	237,696
Exploration expenses	340	1,082	703	1,925
Rig termination	—	2,815	—	3,895
Impairment	23	19,516	3,585	24,837
General and administrative expenses	21,876	21,508	46,242	44,832
Total operating expenses	205,983	237,483	411,481	451,505
Loss on sale of properties	(1,311)	—	(1,311)	—
Operating loss	(28,214)	(7,437)	(103,429)	(41,072)
Other income (expense)
Net gain (loss) on derivative instruments	(90,846)	(39,424)	(76,471)	7,648
Interest expense, net of capitalized interest	(34,979)	(37,405)	(73,718)	(76,189)
Gain on extinguishment of debt	11,642	—	18,658	—
Other income (expense)	(32)	191	447	121
Total other income (expense)	(114,215)	(76,638)	(131,084)	(68,420)
Loss before income taxes	(142,429)	(84,075)	(234,513)	(109,492)
Income tax benefit	52,498	30,845	80,127	38,221
Net loss	$(89,931)	$(53,230)	$(154,386)	$(71,271)
Loss per share:
Basic	$(0.51)	$(0.39)	$(0.91)	$(0.58)
Diluted	(0.51)	(0.39)	(0.91)	(0.58)
Weighted average shares outstanding:
Basic	176,984	136,859	169,953	123,157
Diluted	176,984	136,859	169,953	123,157

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating results (in thousands):
Revenues
Oil	$152,900	$208,564	$264,106	$372,377
Natural gas	6,437	5,546	12,546	15,592
Well services	12,833	9,219	18,818	11,927
Midstream	6,910	6,717	13,893	10,537
Total revenues	$179,080	$230,046	$309,363	$410,433
Production data:
Oil (MBbls)	3,747	4,008	7,617	8,030
Natural gas (MMcf)	4,549	3,395	8,802	6,502
Oil equivalents (MBoe)	4,505	4,574	9,084	9,114
Average daily production (Boe/d)	49,507	50,261	49,911	50,353
Average sales prices:
Oil, without derivative settlements (per Bbl)	$40.81	$52.04	$34.67	$46.37
Oil, with derivative settlements (per Bbl)(1)	48.94	78.01	48.30	72.94
Natural gas (per Mcf)(2)	1.42	1.63	1.43	2.40
Costs and expenses (per Boe of production):
Lease operating expenses	$7.00	$8.26	$6.89	$8.44
Marketing, transportation and gathering expenses(3)	1.55	1.68	1.58	1.64
Production taxes	3.19	4.51	2.77	4.09
Depreciation, depletion and amortization	27.19	26.07	26.96	26.08
General and administrative expenses (“G&A”)	4.86	4.70	5.09	4.92
Exploration and production G&A	3.93	4.34	4.27	4.62

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(154,386)	$(71,271)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	244,937	237,696
Gain on extinguishment of debt	(18,658)	—
Loss on sale of properties	1,311	—
Impairment	3,585	24,837
Deferred income taxes	(80,127)	(38,221)
Derivative instruments	76,471	(7,648)
Stock-based compensation expenses	12,979	13,663
Deferred financing costs amortization and other	6,552	5,059
Working capital and other changes:
Change in accounts receivable	4,297	75,799
Change in inventory	2,054	3,685
Change in prepaid expenses	1,423	3,394
Change in other current assets	(114)	5,538
Change in other assets	100	—
Change in accounts payable, interest payable and accrued liabilities	(18,034)	(22,624)
Change in other current liabilities	9,001	—
Change in other liabilities	10	(21)
Net cash provided by operating activities	91,401	229,886
Cash flows from investing activities:
Capital expenditures	(231,341)	(587,430)
Proceeds from sale of properties	11,679	—
Costs related to sale of properties	(310)	—
Derivative settlements	103,790	213,336
Advances from joint interest partners	769	(406)
Net cash used in investing activities	(115,413)	(374,500)
Cash flows from financing activities:
Proceeds from revolving credit facility	359,000	320,000
Principal payments on revolving credit facility	(462,000)	(665,000)
Repurchase of senior unsecured notes	(56,925)	—
Deferred financing costs	(751)	(3,591)
Proceeds from sale of common stock	182,953	463,010
Purchases of treasury stock	(1,520)	(1,932)
Net cash provided by financing activities	20,757	112,487
Decrease in cash and cash equivalents	(3,255)	(32,127)
Cash and cash equivalents:
Beginning of period	9,730	45,811
End of period	$6,475	$13,684
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(17,015)	$(156,368)
Change in asset retirement obligations	(8,785)	2,649

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Interest expense	$34,979	$37,405	$73,718	$76,189
Capitalized interest	4,835	4,851	9,303	8,776
Amortization of deferred financing costs	(2,030)	(2,368)	(5,947)	(3,956)
Cash Interest	$37,784	$39,888	$77,074	$81,009

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Net loss	$(89,931)	$(53,230)	$(154,386)	$(71,271)
Loss on sale of properties	1,311	—	1,311	—
Gain on extinguishment of debt	(11,642)	—	(18,658)	—
Net (gain) loss on derivative instruments	90,846	39,424	76,471	(7,648)
Derivative settlements(1)	30,477	104,077	103,790	213,336
Interest expense, net of capitalized interest	34,979	37,405	73,718	76,189
Depreciation, depletion and amortization	122,488	119,218	244,937	237,696
Impairment	23	19,516	3,585	24,837
Rig termination	—	2,815	—	3,895
Exploration expenses	340	1,082	703	1,925
Stock-based compensation expenses	6,249	6,057	12,979	13,663
Income tax benefit	(52,498)	(30,845)	(80,127)	(38,221)
Other non-cash adjustments	(484)	(97)	723	(101)
Adjusted EBITDA	132,158	245,422	265,046	454,300
Cash Interest	(37,784)	(39,888)	(77,074)	(81,009)
CapEx(2)	(131,288)	(170,408)	(219,243)	(441,513)
Capitalized interest	4,835	4,851	9,303	8,776
Free Cash Flow	$(32,079)	$39,977	$(21,968)	$(59,446)

Net cash provided by operating activities	$137,452	$141,525	$91,401	$229,886
Derivative settlements(1)	30,477	104,077	103,790	213,336
Interest expense, net of capitalized interest	34,979	37,405	73,718	76,189
Rig termination	—	2,815	—	3,895
Exploration expenses	340	1,082	703	1,925
Deferred financing costs amortization and other	(1,486)	(3,404)	(6,552)	(5,059)
Changes in working capital	(69,120)	(37,981)	1,263	(65,771)
Other non-cash adjustments	(484)	(97)	723	(101)
Adjusted EBITDA	132,158	245,422	265,046	454,300
Cash Interest	(37,784)	(39,888)	(77,074)	(81,009)
CapEx(2)	(131,288)	(170,408)	(219,243)	(441,513)
Capitalized interest	4,835	4,851	9,303	8,776
Free Cash Flow	$(32,079)	$39,977	$(21,968)	$(59,446)

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Loss before income taxes	$(158,978)	$(99,164)	$(264,744)	$(133,172)
Loss on sale of properties	1,669	—	1,669	—
Gain on extinguishment of debt	(11,642)	—	(18,658)	—
Net (gain) loss on derivative instruments	90,846	39,424	76,471	(7,648)
Derivative settlements (1)	30,477	104,077	103,790	213,336
Interest expense, net of capitalized interest	34,979	37,405	73,718	76,189
Depreciation, depletion and amortization	120,039	118,049	240,881	235,589
Impairment	23	19,516	1,154	24,837
Rig termination	—	2,815	—	3,895
Exploration expenses	340	1,082	703	1,925
Stock-based compensation expenses	6,077	5,973	12,625	13,515
Other non-cash adjustments	(484)	(97)	723	(101)
Adjusted EBITDA	$113,346	$229,080	$228,332	$428,365

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Well Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Income (loss) before income taxes	$(2,142)	$9,030	$1,885	$18,638
Depreciation, depletion and amortization	3,895	5,008	8,127	9,526
Stock-based compensation expenses	235	443	899	986
Adjusted EBITDA	$1,988	$14,481	$10,911	$29,150

Midstream Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Income before income taxes	$18,040	$15,922	$33,198	$25,211
Gain on sale of properties	(358)	—	(358)	—
Depreciation, depletion and amortization	1,732	1,375	3,415	2,561
Impairment	—	—	2,431	—
Stock-based compensation expenses	224	119	443	323
Adjusted EBITDA	$19,638	$17,416	$39,129	$28,095

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) as net income (loss) after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income (Loss) and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net loss	$(89,931)	$(53,230)	$(154,386)	$(71,271)
Loss on sale of properties	1,311	—	1,311	—
Gain on extinguishment of debt	(11,642)	—	(18,658)	—
Net (gain) loss on derivative instruments	90,846	39,424	76,471	(7,648)
Derivative settlements(1)	30,477	104,077	103,790	213,336
Impairment	23	19,516	3,585	24,837
Rig termination	—	2,815	—	3,895
Amortization of deferred financing costs(2)	2,030	2,368	5,947	3,956
Other non-cash adjustments	(484)	(97)	723	(101)
Tax impact(3)	(42,075)	(62,871)	(64,731)	(89,115)
Adjusted Net Income (Loss)	$(19,445)	$52,002	$(45,948)	$77,889

Diluted loss per share	$(0.51)	$(0.39)	$(0.91)	$(0.58)
Loss on sale of properties	0.01	—	0.01	—
Gain on extinguishment of debt	(0.07)	—	(0.11)	—
Net (gain) loss on derivative instruments	0.51	0.29	0.45	(0.06)
Derivative settlements(1)	0.17	0.76	0.61	1.73
Impairment	—	0.14	0.02	0.20
Rig termination	—	0.02	—	0.03
Amortization of deferred financing costs(2)	0.01	0.02	0.03	0.03
Other non-cash adjustments	—	—	—	—
Tax impact(3)	(0.23)	(0.46)	(0.37)	(0.72)
Adjusted Diluted Earnings (Loss) Per Share	$(0.11)	$0.38	$(0.27)	$0.63

Diluted weighted average shares outstanding	176,984	136,859	169,953	123,157

Effective tax rate applicable to adjustment items	37.4%	37.4%	37.4%	37.4%

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
As of June 30, 2016, Adjusted Net Income (Loss) includes the non-cash adjustment for amortization of deferred financing costs. Comparative periods have been conformed. The amortization of deferred financing costs are included in interest expense on the Company’s Condensed Consolidated Statement of Operations. For the six months ended June 30, 2016 and 2015, the amortization of deferred financing costs included $1.8 million and $0.5 million, respectively, for unamortized deferred financing costs related to the revolving credit facility, which were written off in proportion to the decreases in the borrowing base.

(3)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.